Exhibit 99.1

Pennsylvania Real Estate Investment Trust
200 South Broad Street
Philadelphia, PA 19102
www.preit.com
Phone:	215-875-0700
Fax:	215-546-7311
Toll Free:	866-875-0700

CONTACT: AT THE COMPANY

Robert McCadden

EVP & CFO

(215) 875-0735

Nurit Yaron

VP, Investor Relations

(215) 875-0735

PREIT Reports Third Quarter 2011 Results

Philadelphia, PA, October 27, 2011 – Pennsylvania Real Estate Investment Trust (NYSE: PEI) today reported results for the quarter and nine months ended September 30, 2011.

“We are pleased that the portfolio experienced its 7th consecutive quarter of same store sales growth, with improvement at 33 of our 38 malls, and we look forward to a solid holiday season,” said Ronald Rubin, Chairman and Chief Executive Officer. “The Company is performing in line with our expectations, with stable performance during a period of general economic uncertainty.”

Funds From Operations (“FFO”), as adjusted to exclude asset impairments and charges related to debt repayment, was $29.0 million, or $0.51 per diluted share, for the quarter ended September 30, 2011. FFO as so adjusted for the quarter ended September 30, 2010 was $23.2 million, or $0.41 per diluted share. For the nine months ended September 30, 2011, FFO as adjusted was $69.6 million, or $1.22 per diluted share. FFO as adjusted for the nine months ended September 30, 2010 was $70.7 million, or $1.35 per diluted share.

The adjustments referred to above include impairment charges of $52.1 million, or $0.91 per diluted share of FFO, and $52.3 million, or $0.91 per diluted share of FFO, for the quarter and nine months ended September 30, 2011, respectively. The adjustments for the quarter and nine months ended September 30, 2010 include accelerated amortization of deferred financing costs of $1.4 million, or $0.03 per diluted share, and $3.7 million, or $0.07 per diluted share, respectively.

Without the above adjustments, FFO for the quarter ended September 30, 2011 was $(23.1) million, or $(0.40) per diluted share, compared to $21.8 million, or $0.38 per diluted share, for the quarter ended September 30, 2010. For the nine month period ended September 30, 2011, FFO was $17.2 million, or $0.30 per diluted share, compared to $67.0 million, or $1.28 per diluted share, for the nine months ended September 30, 2010.

Net Operating Income (“NOI”) for the quarter ended September 30, 2011 was $68.6 million, compared to $68.5 million for the quarter ended September 30, 2010. NOI for the nine months ended September 30, 2011 was $201.7 million, compared to $209.8 million for the nine months ended September 30, 2010.

Same store NOI excluding lease termination revenue for the quarter ended September 30, 2011 was $68.4 million, compared to $65.6 million for the quarter ended September 30, 2010. Lease termination revenue for the quarters ended September 30, 2011 and September 30, 2010 was $0.2 million and $0.4 million, respectively. Same store NOI excluding lease termination revenue for the nine months ended September 30,

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2011 was $200.7 million, compared to $199.2 million for the nine months ended September 30, 2010. Lease termination revenue for the nine month periods ended September 30, 2011 and September 30, 2010 was $0.9 million and $2.8 million, respectively. Same store results represent results of retail properties owned for the full periods presented. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

Net loss attributable to PREIT was $57.0 million, or $1.05 per diluted share, for the quarter ended September 30, 2011, compared to a net loss attributable to PREIT of $3.6 million, or $0.07 per diluted share, for the quarter ended September 30, 2010. For the nine months ended September 30, 2011, net loss attributable to PREIT was $89.6 million, or $1.65 per diluted share, compared to a net loss attributable to PREIT of $43.9 million, or $0.90 per diluted share, for the nine months ended September 30, 2010. See below for a description of the primary factors affecting financial results.

Primary Factors Affecting Financial Results

Results for the quarter ended September 30, 2011 included:

•	A $52.1 million impairment of assets charge comprised of $28.0 million on Phillipsburg Mall in Phillipsburg, New Jersey and $24.1 million on North Hanover Mall in Hanover, Pennsylvania;

•	A $5.2 million decrease in depreciation and amortization related to in-place lease intangibles that became fully amortized during 2010;

•	A $4.5 million decrease in interest expense primarily due to lower debt and interest rates; and

•	$1.5 million in other income from a bankruptcy settlement related to the Valley View Downs development in western Pennsylvania.

Results for the nine months ended September 30, 2011 included:

•	Increased weighted average shares as a result of the 10.35 million shares issued in May 2010;

•	$1.5 million of gains on sales of real estate, of which $0.7 million is included in FFO;

•	A $17.9 million decrease in depreciation and amortization related to in-place lease intangibles that became fully amortized during 2010; and

•	An $8.2 million decrease in interest expense primarily due to lower debt, partially offset by higher interest rates.

Results for the quarter ended September 30, 2010 included:

•	$2.4 million of NOI from the five wholly-owned power centers sold in September 2010; and

•	Accelerated amortization of $1.4 million of deferred financing costs resulting from the application of proceeds from the sale of five power centers to permanently reduce the 2010 Term Loan.

Results for the nine months ended September 30, 2010 included:

•	An aggregate of $7.4 million of NOI from the five power centers sold in September 2010; and

•

Accelerated amortization of an aggregate $3.7 million of deferred financing costs resulting from the application of proceeds from the sale of five power centers and the May 2010 equity offering to permanently reduce the 2010 Term Loan.

Financing Activities

As previously announced, in July 2011, the Company closed on a $27.7 million mortgage loan on 801 Market Street in Philadelphia, Pennsylvania. The five-year loan has two one-year extension options and a variable interest rate of 2.1% over LIBOR.

In September 2011, the partnership in which PREIT owns a 50% interest refinanced the mortgage loan on Metroplex Shopping Center in Plymouth Meeting, Pennsylvania. The 12-year, non-recourse, $87.5 million mortgage loan carries a 5.00% fixed interest rate. The partnership used a portion of the proceeds to repay the previous $57.8 million mortgage loan that carried a 7.25% fixed interest rate. PREIT’s share of the excess proceeds was $16.3 million.

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Retail Operations

The following tables set forth information regarding sales per square foot and occupancy in the Company’s retail portfolio, including properties owned by partnerships in which the Company owns a 50% interest:

	Twelve Months Ended:
	September 30, 2011	September 30, 2010
Sales per square foot (1)	$362	$348

(1)	Includes enclosed malls in the Company’s portfolio as of the respective dates. Based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.

	Occupancy (1) as of:
	September 30, 2011	September 30, 2010 (2)
Retail portfolio weighted average:
Total including anchors	91.9%	91.5%
Total excluding anchors	87.8%	88.1%
Enclosed malls weighted average:
Total including anchors	91.7%	91.0%
Total excluding anchors	87.3%	87.3%
Strip/power centers weighted average:	93.6%	95.5%

(1)

Occupancy for both periods presented includes all tenants irrespective of the terms of their agreements. Previously, occupancy was reported excluding tenants under agreements with an initial term of less than one year.

(2)	Occupancy for the period ended September 30, 2010 was adjusted to exclude the occupancy of the five power centers that were sold in September 2010.

2011 Outlook

The Company is adjusting its estimates for net loss per diluted share and FFO per diluted share for 2011. The adjusted estimates are as follows:

Estimates Per Diluted Share	Lower End	Upper End
FFO guidance excluding impairment charges	$1.75	$1.79
Impairment charges	0.91	0.91
FFO guidance	0.84	0.88
Depreciation and amortization (includes the Company’s proportionate share of unconsolidated properties), net of other adjustments	(2.57)	(2.57)

Net loss attributable to PREIT	$(1.74)	$(1.70)

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time today, to review the Company’s third quarter results and future outlook. To listen to the call, please dial (877) 941-4774 (domestic) or (480) 629-9760 (international), at least five minutes before the scheduled start time, and provide conference ID number 4478181. Investors can also access the call in a “listen only” mode via the Internet at the Company website, www.preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, a replay of the call will be available through November 10, 2011 at (877) 870-5176 (domestic) or (858) 384-5517 (international), (Replay reservation code: 4478181). The online archive of the webcast will be available for 14 days following the call.

About Pennsylvania Real Estate Investment Trust

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Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls. Currently, the Company’s portfolio consists of 49 properties, including 38 shopping malls, eight community and power centers, and three development properties. The Company’s properties are located in 13 states in the eastern half of the United States, primarily in the Mid-Atlantic region. The operating retail properties have approximately 33 million total square feet of space. PREIT is headquartered in Philadelphia, Pennsylvania. The Company’s website can be found at www.preit.com. PREIT is publicly traded on the NYSE under the symbol PEI.

Definitions

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as income before gains (losses) on sales of operating properties and extraordinary items (computed in accordance with GAAP); plus real estate depreciation; plus or minus adjustments for unconsolidated partnerships to reflect funds from operations on the same basis. Similarly, FFO per diluted share and OP Unit is a measure that is useful because it reflects the dilutive impact of outstanding convertible securities.

The Company uses FFO and FFO per diluted share and OP Unit in measuring its performance against peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company.

FFO does not include gains or losses on the sale of operating real estate assets, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as net operating income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance, or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions.

The Company also presents Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three and nine months ended September 30, 2011 to show separately the effects of impairment of assets and accelerated amortization of deferred financing costs, which are items that had a significant effect on results of operations, but are not, in the Company’s opinion, indicative of operating performance.

The Company believes that net income is the most directly comparable GAAP measurement to FFO. The Company believes that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items that are considered extraordinary under GAAP, gains on sales of operating real estate and depreciation and amortization of real estate.

Net operating income (“NOI”), which is a non-GAAP measure, is derived from real estate revenue (determined in accordance with GAAP, and including lease termination revenue) minus operating expenses (determined in accordance with GAAP). It does not represent cash generated from operating

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activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income.

The Company believes that net operating income is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. Net operating income excludes general and administrative expenses, interest and other income, interest expense, depreciation and amortization, gains on sales of interests in real estate, gains on sales of discontinued operations, impairment losses, project costs, other expenses and gain on extinguishment of debt.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: our substantial debt and our high leverage ratio; constraining leverage, interest and tangible net worth covenants under our 2010 Credit Facility, as amended; our ability to refinance our existing indebtedness when it matures, on favorable terms, or at all; our ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties or interests in properties, or through other actions; our short- and long-term liquidity position; the effects on us of dislocations and liquidity disruptions in the capital and credit markets; current economic conditions and their effect on employment, consumer confidence and spending; tenant business performance, prospects, solvency and leasing decisions; the value and potential impairment of our properties; increases in operating costs that cannot be passed on to tenants; our ability to maintain and increase property occupancy, sales and rental rates, including at our redeveloped properties; risks relating to development and redevelopment activities; changes in the retail industry, including consolidation and store closings; the effects of online shopping and other uses of technology on our retail tenants; general economic, financial and political conditions, including credit market conditions, changes in interest rates or unemployment; concentration of our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; potential dilution from any capital raising transactions; possible environmental liabilities; our ability to obtain insurance at a reasonable cost; and the existence of complex regulations, including those relating to our status as a REIT, and the adverse consequences if we were to fail to qualify as a REIT. Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed in our Annual Report on Form 10-K for the year ended December 31, 2010 in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Additional information about PREIT is available on www.preit.com.

CONSOLIDATED BALANCE SHEETS

	September 30, 2011	December 31, 2010
(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,430,318	$3,448,900
Construction in progress	112,180	121,547
Land held for development	15,292	17,021

Total investments in real estate	3,557,790	3,587,468
Accumulated depreciation	(812,663)	(729,086)

Net investments in real estate	2,745,127	2,858,382

INVESTMENTS IN PARTNERSHIPS, at equity:	16,475	30,959

OTHER ASSETS:
Cash and cash equivalents	30,347	42,327
Tenant and other receivables (net of allowance for doubtful accounts of $19,027 and $22,083 at September 30, 2011 and December 31, 2010, respectively)	34,800	40,732
Intangible assets (net of accumulated amortization of $50,349 and $52,904 at September 30, 2011 and December 31, 2010, respectively)	11,197	15,787
Deferred costs and other assets, net	97,064	91,930

Total assets	$2,935,010	$3,080,117

LIABILITIES:
Mortgage loans (including debt premium of $701 and $1,569 at September 30, 2011 and December 31, 2010, respectively)	$1,745,429	$1,744,248
Exchangeable notes (net of debt discount of $1,349 and $2,809 at September 30, 2011 and December 31, 2010, respectively)	135,551	134,091
Term loans	240,000	347,200
Revolving facility	55,000	—
Tenants’ deposits and deferred rent	18,161	16,583
Distributions in excess of partnership investments	63,556	44,614
Fair value of derivative liabilities	24,521	27,233
Accrued expenses and other liabilities	61,621	61,618

Total liabilities	2,343,839	2,375,587

EQUITY:	591,171	704,530

Total liabilities and equity	$2,935,010	$3,080,117

RECONCILIATION OF NOI AND FFO TO NET LOSS

	Quarter Ended September 30, 2011				Quarter Ended September 30, 2010
		Share of				Share of
		unconsolidated	Discontinued			unconsolidated	Discontinued
	Consolidated	partnerships	operations	Total	Consolidated	partnerships	operations	Total
(in thousands except per share amounts)
Real estate revenue(1)	$109,762	$9,316	$—	$119,078	$109,851	$9,256	$3,149	$122,256
Operating expenses	(47,798)	(2,649)	—	(50,447)	(50,196)	(2,815)	(733)	(53,744)

NET OPERATING INCOME	61,964	6,667	—	68,631	59,655	6,441	2,416	68,512

General and administrative expenses	(8,495)	—	—	(8,495)	(8,958)	—	—	(8,958)
Interest and other income	3,981	—	—	3,981	2,804	—	—	2,804
Impairment of assets	(52,110)	—	—	(52,110)	—	—	—	—
Project costs and other expenses	(161)	—	—	(161)	(558)	—	—	(558)
Interest expense, net	(31,846)	(2,877)	—	(34,723)	(36,384)	(2,566)	(674)	(39,624)
Gains on sales of non-operating real estate	—	—	—	—	—	—	—	—
Depreciation on non real estate assets	(207)	—	—	(207)	(342)	—	—	(342)

FUNDS FROM OPERATIONS	(26,874)	3,790	—	(23,084)	16,217	3,875	1,742	21,834
Depreciation on real estate assets	(34,474)	(1,866)	—	(36,340)	(41,331)	(2,020)	(1,306)	(44,657)
Equity in income of partnerships	1,924	(1,924)	—	—	1,855	(1,855)	—	—
Operating results from discontinued operations	—	—	—	—	436	—	(436)	—
Gain on sale of discontinued operations	—	—	—	—	19,151	—	—	19,151

Net Loss	$(59,424)	$—	$—	$(59,424)	$(3,672)	$—	$—	$(3,672)

(1) Total includes the non-cash effect of straight-line rent of $218 and $315 for the quarters ended September 30, 2011 and 2010, respectively.

Weighted average number of shares outstanding				54,701				54,200
Weighted average effect of full conversion of OP Units				2,329				2,329
Effect of common share equivalents				165				528

Total weighted average shares outstanding, including OP Units				57,195				57,057

FUNDS FROM OPERATIONS				$(23,084)				$21,834
Impairment of assets				52,110				—
Accelerated amortization of deferred financing costs				—				1,394

FUNDS FROM OPERATIONS AS ADJUSTED				$29,026				$23,228

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT				$(0.40)				$0.38

Impairment of assets				0.91				—
Accelerated amortization of deferred financing costs				—				0.03

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED				$0.51				$0.41

SAME STORE RECONCILIATION

	Quarter Ended September 30,
	Same Store		Non Same Store		Total
	2011	2010	2011	2010	2011	2010
Real estate revenue	$118,621	$118,572	$457	$3,684	$119,078	$122,256
Operating expenses	(50,074)	(52,605)	(373)	(1,139)	(50,447)	(53,744)

NET OPERATING INCOME (NOI)	$68,547	$65,967	$84	$2,545	$68,631	$68,512

Lease termination revenue	197	370	—	—	197	370

NOI - EXCLUDING LEASE TERMINATION REVENUE	$68,350	$65,597	$84	$2,545	$68,434	$68,142

RECONCILIATION OF NOI AND FFO TO NET LOSS

	Nine Months Ended September 30, 2011				Nine Months Ended September 30, 2010
		Share of				Share of
		unconsolidated	Discontinued			unconsolidated	Discontinued
	Consolidated	partnerships	operations	Total	Consolidated	partnerships	operations	Total
(in thousands except per share amounts)
Real estate revenue(1)	$326,716	$27,859	$—	$354,575	$329,281	$28,291	$9,497	$367,069
Operating expenses	(144,358)	(8,538)	—	(152,896)	(146,299)	(8,814)	(2,107)	(157,220)

NET OPERATING INCOME	182,358	19,321	—	201,679	182,982	19,477	7,390	209,849

General and administrative expenses	(28,511)	—	—	(28,511)	(28,261)	—	—	(28,261)
Interest and other income	5,708	—	—	5,708	4,130	—	—	4,130
Impairment of assets	(52,335)	—	—	(52,335)	—	—	—	—
Project costs and other expenses	(433)	—	—	(433)	(1,012)	—	—	(1,012)
Interest expense, net	(100,400)	(8,514)	—	(108,914)	(108,588)	(6,002)	(1,926)	(116,516)
Gains on sales of non-operating real estate	710	—	—	710	—	—	—	—
Depreciation on non real estate assets	(682)	—	—	(682)	(1,159)	—	—	(1,159)

FUNDS FROM OPERATIONS	6,415	10,807	—	17,222	48,092	13,475	5,464	67,031
Gains on sales of real estate	740	—	—	740	—	—	—	—
Depreciation on real estate assets	(105,124)	(6,193)	—	(111,317)	(121,518)	(6,581)	(3,907)	(132,006)
Equity in income of partnerships	4,614	(4,614)	—	—	6,894	(6,894)	—	—
Operating results from discontinued operations	—	—	—	—	1,557	—	(1,557)	—
Gain on sale of discontinued operations	—	—	—	—	19,151	—	—	19,151

Net Loss	$(93,355)	$—	$—	$(93,355)	$(45,824)	$—	$—	$(45,824)

(1) Total includes the non-cash effect of straight-line rent of $(87) and $1,194 for the nine months ended September 30, 2011 and 2010, respectively.

Weighted average number of shares outstanding				54,612				49,435
Weighted average effect of full conversion of OP Units				2,329				2,329
Effect of common share equivalents				305				407

Total weighted average shares outstanding, including OP Units				57,246				52,171

FUNDS FROM OPERATIONS				$17,222				$67,031

Impairment of assets				52,335				—
Accelerated amortization of deferred financing costs				—				3,652

FUNDS FROM OPERATIONS AS ADJUSTED				$69,557				$70,683

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT				$0.30				$1.28

Impairment of assets				0.91				—
Accelerated amortization of deferred financing costs				—				0.07

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED				$1.22				$1.35

SAME STORE RECONCILIATION

	Nine Months Ended September 30,
	Same Store		Non Same Store		Total
	2011	2010	2011	2010	2011	2010
Real estate revenue	$353,164	$355,984	$1,411	$11,085	$354,575	$367,069
Operating expenses	(151,572)	(153,941)	(1,324)	(3,279)	(152,896)	(157,220)

NET OPERATING INCOME (NOI)	$201,592	$202,043	$87	$7,806	$201,679	$209,849

Lease termination revenue	915	2,826	—	—	915	2,826

NOI - EXCLUDING LEASE TERMINATION REVENUE	$200,677	$199,217	$87	$7,806	$200,764	$207,023

STATEMENTS OF OPERATIONS

	Quarter Ended		Nine Months Ended
(In thousands, except per share amounts)	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
REVENUE:
Real estate revenue:
Base rent	$71,797	$71,842	$214,489	$214,696
Expense reimbursements	33,597	33,571	98,714	99,980
Percentage rent	805	767	2,501	2,292
Lease termination revenue	143	370	862	2,551
Other real estate revenue	3,420	3,301	10,150	9,762

Real estate revenue	109,762	109,851	326,716	329,281
Interest and other income	3,981	2,804	5,708	4,130

Total revenue	113,743	112,655	332,424	333,411

EXPENSES:
Property operating expenses:
CAM and real estate tax	(35,448)	(35,683)	(108,012)	(107,183)
Utilities	(6,987)	(7,587)	(18,896)	(20,053)
Other	(5,363)	(6,926)	(17,450)	(19,063)

Total operating expenses	(47,798)	(50,196)	(144,358)	(146,299)

Depreciation and amortization	(34,681)	(41,673)	(105,806)	(122,677)
Other expenses:
General and administrative expenses	(8,495)	(8,958)	(28,511)	(28,261)
Impairment of assets	(52,110)	—	(52,335)	—
Project costs and other expenses	(161)	(558)	(433)	(1,012)

Total other expenses	(60,766)	(9,516)	(81,279)	(29,273)

Interest expense, net	(31,846)	(36,384)	(100,400)	(108,588)

Total expenses	(175,091)	(137,769)	(431,843)	(406,837)

Loss before equity in income of partnerships, gains on sales of real estate, and discontinued operations	(61,348)	(25,114)	(99,419)	(73,426)
Equity in income of partnerships	1,924	1,855	4,614	6,894
Gains on sales of real estate	—	—	1,450	—

Net loss from continuing operations	(59,424)	(23,259)	(93,355)	(66,532)

Discontinued operations:
Operating results from discontinued operations	—	436	—	1,557
Gain on sale of discontinued operations	—	19,151	—	19,151

Net income from discontinued operations	—	19,587	—	20,708

Net loss	(59,424)	(3,672)	(93,355)	(45,824)
Less: Net loss attributed to noncontrolling interest	2,386	87	3,751	1,928

Net loss attributable to Pennsylvania Real Estate Investment Trust	$(57,038)	$(3,585)	$(89,604)	$(43,896)

Basic loss per share - Pennsylvania Real Estate Investment Trust	$(1.05)	$(0.07)	$(1.65)	$(0.90)
Diluted loss per share - Pennsylvania Real Estate Investment Trust (1)	$(1.05)	$(0.07)	$(1.65)	$(0.90)

Weighted average number of shares outstanding for diluted EPS	54,701	54,200	54,612	49,435

(1)

For the three and nine month periods ended September 30, 2011 and 2010, respectively, there are net losses from continuing operations, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

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